Exhibit 10.2

July 10, 2007

Mr. Eric G. Walters
Vice President & CFO
CardioTech International, Inc.
229 Andover Street
Wilmington, MA  01887

Dear Eric:

As authorized by the Compensation Committee of the Board of Directors, Base Salary in Section 3.1 of the Employment Agreement between CardioTech International, Inc. and you, dated April 3, 2006, is hereby amended to be $195,000, effective April 1, 2007.

Please acknowledge your agreement with this amendment by signing below.

Sincerely,

/s/ Michael F. Adams

Michael F. Adams
President & Chief Executive Officer

I acknowledge the above amendment.

/s/ Eric G. Walters
Eric G. Walters